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                                                                    Exhibit 23.1



We have issued our report dated March 12, 1997 accompanying the financial statements and schedule of Securacom, Incorporated contained in the Registration Statement on Form S-1 (File No. 333-26439) and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP






Parisppany, New Jersey

September 11, 1997